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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Digital River, Inc.1998 Stock Option Plan and the Digital River, Inc. 2000 Employee Stock Purchase Plan of our report dated January 28, 2003, with respect to the consolidated financial statements and the related financial statement schedule of Digital River, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 30, 2003

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Consent of Independent Auditors